UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

September 28, 2011

NorthStar Real Estate Income Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-157688	26-4141646
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 18th Floor, New York, New York 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 547-2600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 28, 2011, NorthStar Real Estate Investment Trust, Inc. (the “Company”), through a subsidiary, directly originated a senior mortgage loan in the amount of $9.5 million (the “Senior Loan”) to a borrower that has developed and acquired an aggregate of approximately 4 million square feet of retail space nationwide, which it still owns and actively manages (the “Borrower”). The Company funded the Senior Loan with proceeds from its ongoing initial public offering. The Borrower used the proceeds to refinance a grocery-anchored neighborhood shopping center, located in Bradenton, Florida, consisting of two buildings and an outparcel with approximately 85,000 total rentable square feet and 390 parking spaces (the “Property”). The Property is anchored by Sweetbay Supermarkets (“Sweetbay”), which occupies approximately 58% of the Property. Sweetbay was identified by its indirect parent company, Delhaize Group S.A. (the “Parent Company”) as being the third largest grocery chain on the West Coast of Florida as of December 2010 and has a remaining lease term of over 11 years, which is guaranteed by Delhaize America, Inc., an affiliate of the Parent Company.

The Senior Loan bears interest at a floating rate of 500 basis points over the one-month London Interbank Offered Rate (the “LIBOR Rate”), but at no point shall the LIBOR Rate be less than 3.25%, resulting in a minimum interest rate of 8.25%. In addition, the Company earned an upfront fee of 1.0%. The term of the Senior Loan is 36 months (the “Initial Term”), with two one-year extension options available to the Borrower, subject to certain performance tests. The Senior Loan may be prepaid during the Initial Term, provided that the Borrower pays the remaining interest due on the Senior Loan through the Initial Term. Thereafter, the Senior Loan may be prepaid without charge or penalty.

The current occupancy at the Property is approximately 96%, its loan-to-value (“LTV”) ratio is approximately 76% and its current net operating income (“Net Operating Income”) is approximately $1.1 million. Net Operating Income exceeds the current interest payment by approximately 1.4x (the “Interest Coverage”) and the debt yield (“Debt Yield”) is approximately 11.7%.

The LTV ratio is the amount loaned by the Company to the Borrower over the current appraised value of the Property as of August 2011. Net Operating Income is calculated based on the in-place rent roll as of August 2011 less the 2010 operating expenses. Interest Coverage is calculated as the current Net Operating Income over the projected annual interest paid by the Borrower and the Debt Yield is the amount of current Net Operating Income over the Senior Loan.

Safe Harbor Statement

Certain items in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words like “anticipate,” “believe,” “plan,” “hope,” “goal,” “expect,” “future,” “intend,” “will,” “could” and “should,” and similar expressions. These statements are based on the Company’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward looking statements; the Company can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the ability of the Borrower to maintain or increase occupancy and cash flows at the Property, future value, income-producing ability, impact of any losses on cash flows and returns, market rental rates and property level cash flows, changes in economic conditions generally and the real estate and debt markets specifically, availability of capital, ability to achieve targeted returns, generally accepted accounting principles and policies and rules applicable to REITs. Factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and its other filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR REAL ESTATE INCOME TRUST, INC.

Date: September 30, 2011	By:	/s/ Albert Tylis
Albert Tylis
Chief Operating Officer, General Counsel and Secretary